Exhibit 10.9

S09-398 : CKC	EXCLUSIVE (EQUITY) AGREEMENT	CONFIDENTIAL

4/10/16

EXCLUSIVE (EQUITY) AGREEMENT

This Exclusive (Equity) Agreement (this “Agreement”) between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and Eidos Therapeutics, Inc. (“Eidos”), a corporation having a principal place of business at 12354 Skyline Boulevard, Woodside, CA 94062, is effective on the 10th day of April, 2016 (“Effective Date”).

1.	BACKGROUND

Stanford has an assignment of an invention entitled “Novel transthyretin aggregation inhibitors,” which was invented in the laboratory of Dr. Isabella Graef, and is described in Stanford Docket S09-398. The invention was made in the course of research supported by the Hillblom Foundation, the Baxter Foundation and the SPARK program. Both Stanford and Eidos want to have the invention perfected and marketed as soon as possible so that resulting products may be available for public use and benefit, and Eidos has contributed materially to acquiring patent protection for the invention outside of the United States where there is a significant patient population that may benefit from the invention.

2.	DEFINITIONS

2.1	“Affiliate” means any person, corporation, or other business entity which controls, is controlled by, or is under common control with Eidos; and for this purpose, “control” of a corporation means the direct or indirect ownership of 50% or more of its voting stock, and “control” of any other business entity means the direct or indirect ownership of 50% or more interest in the income of such entity.

2.2	“Change of Control” means the following, as applied only to the entirety of that part of Eidos’ business that exercises all of the rights granted under this Agreement:

(A)	acquisition of ownership—directly or indirectly, beneficially or of record—by any person or group (within the meaning of the Exchange Act and the rules of the SEC or equivalent body under a different jurisdiction) that is not an Eidos Affiliate of the capital stock of Eidos representing more than 45% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding capital stock of Eidos; and/or

(B)	the sale of all or substantially all Eidos’ assets and/or business in one transaction or in a series of related transactions other than to an Affiliate;

provided, however, that in no event shall the sale of equity or other securities for the primary purpose of financing Eidos be a Change of Control.

2.3	“Exclusive” means that, subject to Article 3, Stanford will not grant further licenses under the Licensed Patents in the Licensed Field of Use in the Licensed Territory.

2.4	“Fully Diluted Basis” means the total number of shares of Eidos’s issued and outstanding common stock, assuming:

(A)	the conversion of all issued and outstanding securities convertible into common stock;

(B)	the exercise of all issued and outstanding warrants or options, regardless of whether then exercisable; and

(C)	the issuance, grant, and exercise of all securities reserved for issuance pursuant to any Eidos stock or stock option plan then in effect.

2.5	“Licensed Field of Use” means all fields.

2.6	“Licensed Patent” means Stanford’s Patent Applications:

[*****]

any foreign patent application corresponding thereto, and any divisional, continuation, or reexamination application, extension, and each patent that issues or reissues from any of these patent applications. Any claim of an unexpired Licensed Patent is presumed to be valid unless it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken. Neither Stanford nor Eidos will file any continuation-in-part applications without written consent from the other party.

2.7	“Licensed Product” means a product or part of a product in the Licensed Field of Use:

(A)	the making, using, importing or selling of which, absent the license granted in Section 3.1, infringes, induces infringement, or contributes to infringement of a Licensed Patent.

2.8	“Licensed Territory” means worldwide.

2.9	“Net Sales” means all gross revenue derived by Eidos or its Affiliates or sublicensees, and their distributors or designees, from the sale, transfer or other disposition of Licensed Product to an end user. Net Sales excludes the following items (but only as they pertain to the making, using, importing or selling of Licensed Products, are included in gross revenue, and are separately billed):

(A)	import, export, excise, sales and other similar taxes (excluding income taxes), and custom duties;

(B)	costs of insurance, packing, and transportation from the place of manufacture to the customer’s premises or point of installation;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(C)	costs of installation at the place of use;

(D)	cash, trade and quantity discounts; and

(E)	charge-back payments and credit for returns, allowances, or rebates.

Amounts received from the sale of Licensed Products among Eidos and its Affiliates and sublicensees shall not be included in Net Sales, unless such entity is the end user. Net Sales shall not include any amounts received for sales of Licensed Products supplied for use at or below cost, in clinical trials or under early access, compassionate use, named patient, indigent access, patient assistance or other reduced pricing programs, or donations to non-profit institutions or government agencies, as promotional free samples or the like.

2.10	“Nonroyalty Sublicensing Consideration” means any consideration received by Eidos from a sublicensee hereunder attributable to a sublicense under the Licensed Patents, but excluding any consideration for:

(A)	royalties on products sales (royalties on product sales by sublicensees will be treated as if Eidos made the sale of such product; for clarity, no double payments will be made on such product sales);

(B)	payments for the purchase of equity in Eidos;

(C)	research and development expenses calculated on a fully burdened basis;

(D)	debt; and

(E)	reimbursement of out-of pocket patent prosecution and maintenance expenses for Patent Matters.

2.11	“Patent Matters” means preparing, filing, and prosecuting broad and extensive patent claims (including any interference or reexamination actions) for Stanford’s benefit in the Licensed Territory and for maintaining all Licensed Patents.

2.12	“Stanford Indemnitees” means Stanford and Stanford Health Care, and their respective trustees, officers, employees, students, agents, faculty, representatives, and volunteers.

2.13	“Sublicense” means any agreement between Eidos or its Affiliates or sublicensees and a third party that contains a grant to Stanford’s Licensed Patents regardless of the name given to the agreement by the parties; however, an agreement to make, have made, use or sell Licensed Products, or perform research or development services in furtherance of the development or commercialization of the Licensed Products, on behalf of Eidos, its Affiliates or its sublicensees is not considered a Sublicense.

3.	GRANT

3.1	Grant. Subject to the terms and conditions of this Agreement, Stanford grants Eidos a license under the Licensed Patent in the Licensed Field of Use to make, have made, use, import, offer to sell and sell Licensed Product in the Licensed Territory.

3.2	Exclusivity. The license is Exclusive, including the right to sublicense under Article 4, in the Licensed Field of Use beginning on the Effective Date and ending when the last Licensed Patent expires.

3.3	Retained Rights. Stanford retains the right, on behalf of itself, Stanford Health Care, and all other non-profit research institutions, to practice the Licensed Patent for any non-profit purpose, including sponsored research and collaborations. Eidos agrees that, notwithstanding any other provision of this Agreement, it has no right to enforce the Licensed Patent against any such institution. Stanford and any such other institution have the right to publish any information included in a Licensed Patent.

3.4	Specific Exclusion. Stanford does not:

(A)	grant to Eidos any other licenses, implied or otherwise, to any patents or other rights of Stanford other than those rights granted under the Licensed Patents, regardless of whether the patents or other rights are dominant or subordinate to any Licensed Patent, or are required to exploit any Licensed Patent;

(B)	commit to Eidos to bring suit against third parties for infringement, except as described in Article 14; and

(C)	agree to furnish to Eidos any technology or technological information or to provide Eidos with any assistance, except as expressly set forth in Section 10.1 and Article 14.

4.	SUBLICENSING

4.1	Permitted Sublicensing. Eidos may grant Sublicenses through two tiers of sublicensees in the Licensed Field of Use only during the Exclusive term and only if Eidos is developing or selling Licensed Products directly or through its Affiliates or sublicensees. Sublicenses with any exclusivity must include diligence requirements commensurate with the diligence requirements of Appendix A. Stanford agrees that Eidos may apportion without discrimination between Eidos and Stanford patents a commercially reasonable percentage of sublicensing payments made to Stanford pursuant to Section 4.6, provided however that Eidos provides Stanford with the proposed apportionment and justification prior to Eidos’s payment pursuant to Section 8.1. Stanford and Eidos agree to meet to discuss such proposed apportionment in good faith if in Stanford’s opinion the apportionment does not reasonably reflect the value of the Licensed Patents.

4.2	Required Sublicensing. If Eidos directly or through its Affiliates or sublicensees is unable or unwilling to serve or develop a potential market or market territory for which there is a company willing to be a sublicensee for the Licensed Products, and which has adequate resources and a bona fide, detailed business plan to develop the Licensed Products for the potential market or market territory, Eidos will, at Stanford’s request, and at Eidos’ election, either negotiate in good faith a Sublicense with any such company; or demonstrate in a written document to Stanford that such company’s proposed development is competitive with Eidos’ current or planned Licensed Products.

Stanford would like licensees to address unmet needs, such as those of neglected patient populations or geographic areas, giving particular attention to improved therapeutics, diagnostics and agricultural technologies for the developing world.

4.3	Sublicense Requirements. Any Sublicense:

(A)	is subject to this Agreement (it being understood that the financial terms may differ, provided that Eidos shall remain at all times responsible for all payments due to Stanford hereunder);

(B)	will reflect that any sub-sublicensee will not further sublicense;

(C)	will prohibit sublicensee from paying royalties on sales of Licensed Products to an escrow or other similar account;

(D)	will expressly include the provisions of Sections 8.4, 8.5 and 8.6 and Articles 9, and 10 for the benefit of Stanford; and

(E)	will include the provisions of Section 4.4 and require the transfer of all the sublicensee’s obligations to Eidos relating to the Licensed Products, including the payment of royalties specified in the Sublicense (up to the royalty rates set forth in this Agreement), to Stanford or its designee, if this Agreement is terminated. If the sublicensee is a spin-out from Eidos, unless otherwise separately agreed by Stanford Eidos must guarantee the sublicensee’s performance with respect to the payment of Stanford’s share of Sublicense royalties. For clarity, an assignment in the context of a Change of Control of Eidos shall not be deemed a spin-out from Eidos.

4.4	Litigation by Sublicensee. Any Sublicense must include the following clauses:

(A)	In the event sublicensee brings an action seeking to invalidate any Licensed Patent:

(1)	sublicensee will double the payment of royalties paid to Eidos during the pendency of such action. Moreover, should the outcome of such action determine that any claim of a patent challenged by the sublicensee is both valid and infringed by a Licensed Product, following such determination sublicensee will [*****] the payment of royalties paid under the original Sublicense;

(2)	sublicensee will have no right to recoup any royalties paid before or during the pendency of such action;

(3)	any dispute regarding the validity of any Licensed Patent shall be litigated in the courts located in Santa Clara County, and the parties agree not to challenge personal jurisdiction in that forum; and

(4)	sublicensee shall not pay royalties into any escrow or other similar account.

(B)	Sublicensee will provide written notice to Stanford at least three months prior to bringing an action seeking to invalidate a Licensed Patent. Sublicensee will include with such written notice an identification of all prior art it believes invalidates any claim of the Licensed Patent.

4.5	Copy of Sublicenses and Sublicensee Royalty Reports. Eidos will submit to Stanford a copy of each Sublicense, any subsequent amendments and all copies of sublicensees’ royalty reports, which may in each case be reasonably redacted for information not relevant to this Agreement. Beginning with the first Sublicense, the Chief Financial Officer or equivalent of Eidos will certify annually regarding the name and number of sublicensees.

4.6	Sharing of Sublicensing Income. Eidos will pay to Stanford a portion of all Nonroyalty Sublicensing Consideration attributable to the Sublicense of Licensed Patents and Technology, as provided below:

(A)	[*****]% if sublicensed in the [*****]

(B)	[*****]% if sublicensed in the [*****]

(C)	[*****]% if sublicensed in the [*****]

(D)	[*****]% if sublicensed [*****]

4.7	Royalty-Free Sublicenses. If Eidos pays all royalties due Stanford from a sublicensee’s Net Sales, Eidos may grant that sublicensee a royalty-free or non-cash:

(A)	Sublicense or

(B)	cross-license.

5.	[INTENTIONALLY OMITTED.]

6.	DILIGENCE

6.1

Milestones. Because the invention is not yet commercially viable as of the Effective Date, Eidos, directly or through its Affiliates and sublicensees, will use commercially reasonable efforts to diligently develop, manufacture, and sell Licensed Products and will use commercially reasonable efforts to diligently develop markets for Licensed Product. In addition, Eidos will meet the milestones shown in Appendix A, and notify Stanford in writing as each milestone is met. The parties acknowledge that (a) patient safety is of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

paramount concern; (b) the Licensed Products are at an early experimental stage and the potential outcome of any future tests or studies of the Licensed Products are unknown; and (c) prudent development of the Licensed Products will be based on analyses of the actual results of such tests and studies, requiring Eidos to continually review and update its development plans for the Licensed Products based on such results and analyses, and, therefore, the timelines for development of the Licensed Products cannot be accurately predicted. Accordingly, if there are delays in any of the milestones shown in Appendix A for reasons beyond the reasonable control of Eidos, Stanford and Eidos agree in good faith to meet and discuss the timeframe for the performance of the milestones. Within 60 days of the meeting, Eidos will present Stanford with a written plan, reasonably acceptable to Stanford, to either meet such milestone or replace such milestone with a more appropriate milestone based on development results to date.

6.2	Progress Report. By March 1 of each year, Eidos will submit a written annual report to Stanford covering the preceding calendar year. The report will include information sufficient to enable Stanford to ascertain progress by Eidos toward meeting this Agreement’s diligence requirements. Each report will describe, where relevant: Eidos’s progress toward commercialization of Licensed Products, including work completed, key scientific discoveries, summary of work-in-progress, current schedule of anticipated events or milestones, market plans for introduction of Licensed Products, and significant corporate transactions involving Licensed Product. Eidos will specifically describe how each Licensed Product is related to each Licensed Patent.

6.3	Clinical Trial Notice. Eidos will notify the Stanford University Office of Technology Licensing prior to commencing any clinical trials of Licensed Products at Stanford.

7.	ROYALTIES

7.1	Issue Royalty. Eidos will pay to Stanford a noncreditable, nonrefundable license issue royalty of $25,000; due within 60 days of signing the Agreement.

7.2	Equity Interest. As further consideration, Eidos will grant to Stanford 47,500 shares of common stock in Eidos. When issued, those shares will represent [*****]% of the common stock of Eidos on a Fully Diluted Basis on the date of the Agreement. Eidos agrees to provide Stanford with the summary capitalization table upon which the above calculation is made. Eidos will issue [*****]% of all shares granted to Stanford pursuant to this Section 7.2 and Section 7.3, if any, directly to and in the name of the inventors listed below allocated as stated below:

Dr. Isabella Graef – [*****]%

Dr. Mamoun Alhamadsheh – [*****]%

The remaining [*****]% of all shares granted to Stanford pursuant to this Section 7.2 and 7.3, if any, shall be issued to The Board of Trustees of the Leland Stanford Junior University.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.3	Anti-Dilution Protection. Eidos will issue Stanford, without further consideration, that number of additional shares of Eidos common stock necessary to ensure that the number of shares issued Stanford pursuant to Section 7.2 and this Section 7.3 does not represent [*****] % of the shares issued and outstanding on a Fully-Diluted Basis, until such time as Eidos has raised [*****] pursuant that certain Series Seed Preferred Stock Purchase Agreement, dated April 5, 2016 (the “First Round”). Stanford’s right pursuant to this Section 7.3 will expire at such time as [*****]

7.4	Purchase Right.

(A)	Stanford shall have the right, but not the obligation, to purchase for cash up to its Share of the securities issued in any Qualifying Offering on the terms, and subject to the conditions, set forth in this Section 7.4 (the “Purchase Right”). For purposes of this Agreement:

(1)	“Adjustment Event” means the final closing of the first Threshold Qualifying Offering occurring after the date of this Agreement.

(2)	“Qualifying Offering” means a private offering of Eidos’s equity securities (or securities convertible into or exercisable for Eidos’s equity securities) for cash (or in satisfaction of debt issued for cash) having its final closing on or after the date of this Agreement and which includes investment by one or more venture capital, professional angel, corporate or other similar institutional investors other than Stanford.

(3)	“Share” means:

(i)	[*****]% with respect to any Qualifying Offering having a closing on or before the date of an Adjustment Event; or

(ii)	with respect to any Qualifying Offering having a closing after an Adjustment Event, but before a Termination Event, the percentage necessary for Stanford to maintain its pro rata ownership interest in Eidos on a Fully-Diluted Basis.

(4)	“Threshold Qualifying Offering” means any Qualifying Offering which either (i) is at least $[*****] in size or (ii) involves the sale to outside investors of at least [*****]% of the securities outstanding after such round on a Fully-Diluted Basis.

(B)	The Purchase Right shall terminate upon the earliest to occur of the following (each a “Termination Event”):

(1)	Stanford’s execution of an investor rights agreement or similar agreement (each a “Rights Agreement”) in connection with a Threshold Qualifying Offering so long the Rights Agreement satisfies the terms of this Section 7.4 and Section 7.5 below;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(2)	Stanford purchases less than its entire Share of a Qualifying Offering; and

(3)	Stanford fails to give an election notice within the Notice Period for a Qualifying Offering which has its final closing within 90 days of the date such notice is received by Stanford and which is closed on terms that are the same or less favorable to the investors as the terms stated in Eidos’s notice to Stanford.

(C)	The Purchase Right shall not apply to the issuance of securities: (i) to employees, current members of Eidos’s Board of Directors and other service providers pursuant to a plan approved by Eidos’s Board of Directors; or (ii) as additional consideration in lending or leasing transactions; or (iii) to an entity pursuant to an arrangement that Eidos’s Board of Directors determines in good faith is a strategic partnership or similar arrangement of Eidos (i.e., an arrangement in which the entity’s purchase of securities is not primarily for the purpose of financing Eidos); or (iv) to shareholders of another corporation in connection with the acquisition of that corporation by Eidos.

(D)	For the avoidance of doubt: (i) any securities Stanford may acquire or have the right to acquire under Section 7.2 or 7.3 shall not reduce the number of securities Stanford may purchase under this Section 7.4 or under any applicable Rights Agreement; and (ii) Stanford shall not be obligated to purchase under this Section 7.4 any Company securities it has the right to acquire under Section 7.2 or 7.3 above.

(E)	If Eidos has entered into more than one Exclusive (Equity) Agreement or other agreement to license intellectual property from Stanford, and Stanford has fully exercised its right to purchase its Share in connection with a Qualifying Offering under any such agreement, Stanford will waive its right to purchase its Share in connection with a Qualifying Offering under all other applicable agreements. In the event that Stanford has not fully exercised its right to purchase its Share in connection with a Qualifying Offering under any agreement, then Stanford may only exercise its right to purchase under a single agreement, and will waive its right to purchase under all others.

7.5	Rights Agreements; Information Rights; Notice; Elections.

(A)	Eidos shall ensure that each Rights Agreement executed by Stanford in connection with a Qualifying Offering will grant to Stanford the same rights as all other investors who are parties to that Rights Agreement. In particular, Eidos shall ensure that each such Rights Agreement will grant to Stanford the same right to purchase additional securities in future offerings, the same information rights, and the same registration rights as are granted to other parties thereto, including all such rights granted to any investor designated as a “Major Investor” or other similar designation, even if Stanford is not so designated.

(B)	Notwithstanding any terms to the contrary contained in any applicable Rights Agreement:

(1)	Stanford shall not have any board representation or board meeting attendance rights;

(2)	In connection with all Qualifying Offerings, Eidos shall give Stanford notice of the terms of the offering, including: (i) the names of the investors, the allocation of shares among them and the total amounts to be invested by each of them in such offering; (ii) pre- and post- (projected) financing capitalization table; (iii) investor presentation (if available); (iv) an introduction to the lead investor in such offering for the purpose of discussing the lead investor’s due diligence process; and (v) such other documents and information as Stanford may reasonably request for the purpose of making an investment decision or verifying the number of shares it is entitled to purchase in such offering; and

(3)	Stanford may elect to exercise its Purchase Right, in whole or in part, by notice given to Eidos within 15 Stanford business days (i.e., days other than Saturdays, Sundays, and holidays or other days on which Stanford is officially closed) after receipt of Eidos’s notice (“Notice Period”).

(C)	If Stanford has no information rights under a Rights Agreement and to the extent that such information has been prepared by Eidos for other purposes, so long as Stanford holds Company securities, Eidos shall furnish to Stanford, upon request and as promptly as reasonably practicable, Eidos’s annual consolidated financial statements and annual operating plan, including an annual report of the holders of Eidos’s units and other securities, and such other information as Stanford may reasonably request from time to time for the purpose of valuing its interest in Eidos.

(D)	Notwithstanding any notice provision in this Agreement to the contrary, any notice given under this Agreement that refers or relates to any of Section 7.4 above or this Section 7.5 shall be copied concurrently to [*****]; provided, however, that delivery of the copy will not by itself constitute notice for any purpose under this Agreement.

7.6	License Maintenance Fee. Beginning [*****] and each [*****] thereafter, Eidos will pay Stanford a yearly license maintenance fee as follows:

(A)	$[*****] for the [*****]

(B)	$[*****]

(C)	$[*****]

Yearly maintenance payments are nonrefundable, but they are creditable each year as described in Section 7.11.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.7	Milestone Payments. Milestone payments will only be payable if there is a claim within a Licensed Patent claiming the Licensed Product that achieved the applicable milestone. Eidos will pay Stanford the following milestone payments, whether milestone was achieved by Eidos or by an Affiliate or sublicensee:

(A)	$[*****]

(B)	$[*****]

(C)	$[*****]

(D)	$[*****]

In the event that a milestone payment is due to Stanford on account of an event for which Eidos receives a milestone payment from a sublicensee, the maximum amount payable by Eidos to Stanford on account of such event shall be the greater of (a) the milestone payment set forth above, or (b) the amount due under 4.6 on account of the milestone payment received by Eidos.

7.8	Earned Royalty. Eidos will pay Stanford earned royalties on Net Sales as follows:

Annual Net Sales (Per calendar year)	Royalty Rate
Portion between $[*****] - $[*****]	[*****]%
Portion between $[*****] - $[*****]	[*****]%
Portion greater than $[*****]	[*****]%

7.9	Single Royalty. No more than one royalty payment under this Agreement shall be due to Stanford with respect to a sale of a particular Licensed Product (e.g., even if such Licensed Product is covered by multiple Licensed Patents or because any Licensed Product, or its manufacture, sale or use, is covered by more than one claim within the Licensed Patents).

7.10	Earned Royalty if Eidos Challenges the Patent. Notwithstanding the above, should Eidos bring an action seeking to invalidate any Licensed Patent, Eidos will pay royalties to Stanford at the rate of [*****] during the pendency of such action. Moreover, should the outcome of such action determine that any claim of a Licensed Patent challenged by Eidos is both valid and infringed by a Licensed Product, Eidos will pay royalties at the rate of [*****] following such determination.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

7.11	Creditable Payments. The license maintenance fee paid in a calendar year may be offset against earned royalty payments due on Net Sales occurring in that year.

For example:

(A)	if Eidos pays Stanford a $10 maintenance payment for year Y, and according to Section 7.8 $15 in earned royalties are due Stanford for Net Sales in year Y, Eidos will only need to pay Stanford an additional $5 for that year’s earned royalties.

(B)	if Eidos pays Stanford a $10 maintenance payment for year Y, and according to Section 7.8 $3 in earned royalties are due Stanford for Net Sales in year Y, Eidos will not need to pay Stanford any earned royalty payment for that year. Eidos will not be able to offset the remaining $7 against a future year’s earned royalties.

7.12	Obligation to Pay Royalties. A royalty is due Stanford under this Agreement for any activity conducted under the licenses granted. For convenience’s sake, the amount of that royalty is calculated using Net Sales. Nonetheless, if certain Licensed Products are made, used, imported, or offered for sale before the date this Agreement terminates, and those Licensed Products are sold after the termination date, Eidos will pay Stanford an earned royalty for its exercise of rights based on the Net Sales of those Licensed Products.

7.13	No Escrow. Eidos shall not pay royalties into any escrow or other similar account.

7.14	Currency. Eidos will calculate the royalty on sales in currencies other than U.S. Dollars using the appropriate foreign exchange rate for the currency quoted by the Wall Street Journal on the close of business on the last banking day of each calendar quarter. Eidos will make royalty payments to Stanford in U.S. Dollars.

7.15	Non-U.S. Taxes. Eidos will pay all non-U.S. taxes related to royalty payments. These payments are not deductible from any payments due to Stanford.

7.16	Interest. Any payments not made when due will bear interest at the lower of (a) [*****] or (b) the maximum rate permitted by law.

8.	ROYALTY REPORTS, PAYMENTS, AND ACCOUNTING

8.1	Quarterly Earned Royalty Payment and Report. Beginning with the first sale of a Licensed Product by Eidos or an Affiliate or sublicensee, Eidos will submit to Stanford a written report (even if there are no sales) and an earned royalty payment within, as applicable, the earlier of: (a) 30 days after the receipt of a royalty report from any sublicensee following the end of each calendar quarter, or (b) 60 days after the end of each calendar quarter. This report will be in the form of Appendix B and will state the number, description, and aggregate Net Sales of Licensed Product during the completed calendar quarter. The report will include an overview of the process and documents relied upon to permit Stanford to understand how the earned royalties are calculated. With each report Eidos will include any earned royalty payment due Stanford for the completed calendar quarter (as calculated under Section 7.8).

8.2	No Refund. In the event that a validity or non-infringement challenge of a Licensed Patent brought by Eidos is successful, Eidos will have no right to recoup any royalties paid before or during the period challenge.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

8.3	Termination Report. Eidos will pay to Stanford all applicable unpaid royalties accrued as of the date of termination and submit to Stanford a written report within 90 days after the license terminates. Eidos will continue to submit earned royalty payments and reports to Stanford after the license terminates, until all Licensed Products made or imported under the license have been sold.

8.4	Accounting. Eidos will maintain records showing manufacture, importation, sale, and use of a Licensed Product for 5 years from the date of sale of that Licensed Product. Records will include general-ledger records showing cash receipts and expenses, and records that include: production records, customers, invoices, serial numbers, and related information in sufficient detail to enable Stanford to determine the royalties payable under this Agreement.

8.5	Audit by Stanford. Eidos will allow Stanford or its designee to examine Eidos’s records to verify payments made by Eidos under this Agreement once per fiscal year. Stanford will provide reasonable prior notice when Stanford desires to audit, and Eidos will provide access at a mutually agreeable time.

8.6	Paying for Audit. Stanford will pay for any audit done under Section 8.5. But if the audit reveals an underreporting of earned royalties due Stanford of [*****] for the period being audited, [*****].

8.7	Self-audit. Eidos will conduct an independent audit of sales and royalties at least every [*****] years if [*****] sales of Licensed Product are [*****]. The audit will address, at a minimum, the amount of gross sales by or on behalf of Eidos during the audit period, the amount of funds owed to Stanford under this Agreement, and whether the amount owed has been paid to Stanford and is reflected in the records of Eidos. Eidos will submit the auditor’s report promptly to Stanford upon completion. [*****] will pay for the entire cost of the audit.

9.	EXCLUSIONS AND NEGATION OF WARRANTIES

9.1	Negation of Warranties. Stanford provides Eidos the rights granted in this Agreement AS IS and WITH ALL FAULTS. Stanford makes no representations and extends no warranties of any kind, either express or implied. Among other things, Stanford disclaims any express or implied warranty:

(A)	of merchantability, of fitness for a particular purpose;

(B)	of non-infringement; or

(C)	arising out of any course of dealing.

9.2	No Representation of Licensed Patent. Eidos also acknowledges that Stanford does not represent or warrant:

(A)	the validity or scope of any Licensed Patent; or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(B)	that the exploitation of Licensed Patent or Technology will be successful.

10.	INDEMNITY

10.1	Indemnification. Eidos will indemnify, hold harmless, and defend all Stanford Indemnitees against any claim of any kind arising out of or related to the exercise of any rights granted Eidos under this Agreement or the breach of this Agreement by Eidos. Stanford agrees to inform Eidos promptly in writing of any claim or threatened claim that may give rise to an obligation of indemnity under this Agreement of which Stanford becomes aware. Eidos’s obligations to a Stanford Indemnitee under this section shall be relieved only to the extent that Eidos can demonstrate material prejudice caused by (1) Stanford’s failure to provide adequate or timely notice of the claim; (2) the Stanford Indemnitee making an admission regarding such claim without the prior written consent of Eidos, which consent shall not be unreasonably withheld; and (3) the gross negligence or willful misconduct of the Stanford Indemnitee. Stanford will provide Eidos with the first right to defend and settle and exclusive control of the defense or settlement of each such claim, provided that Eidos must do so in a manner that does not adversely affect Stanford’s interests and it must obtain Stanford’s prior consent to any settlement (such consent not to be unreasonably withheld, delayed or conditioned).

10.2	No Indirect Liability. Neither party is liable for any special, consequential, lost profit, expectation, punitive or other indirect damages in connection with any claim arising out of or related to this Agreement, whether grounded in tort (including negligence), strict liability, contract, or otherwise, except with respect to an indemnified claim pursuant to Section 10.1.

10.3	Workers’ Compensation. Eidos will comply with all statutory workers’ compensation and employers’ liability requirements for activities performed under this Agreement.

10.4	Insurance. During the term of this Agreement, Eidos will maintain Comprehensive General Liability Insurance, including Product Liability Insurance, with a reputable and financially secure insurance carrier to cover the activities of Eidos and its sublicensees. Prior to the first use of Licensed Products in human patients, the insurance will provide minimum limits of liability of $[*****] and thereafter the insurance will provide minimum limits of liability of $[*****] The insurance will include all Stanford Indemnitees as additional insureds. Insurance must cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement and must be placed with carriers with ratings of at least A- as rated by A.M. Best. Within 30 days of the Effective Date of this Agreement and prior to the commencement of the first clinical trial of any Licensed Product, Eidos will furnish a Certificate of Insurance evidencing primary coverage and additional insured requirements. Eidos will provide to Stanford 30 days prior written notice of cancellation or material change to this insurance coverage. Eidos will advise Stanford in writing that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All insurance of Eidos will be primary coverage; insurance of Stanford Indemnitees will be excess and noncontributory.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

11.	EXPORT

Eidos and its Affiliates and sublicensees shall comply with all United States laws and regulations controlling the export of licensed commodities and technical data. (For the purpose of this paragraph, “licensed commodities” means any article, material or supply but does not include information; and “technical data” means tangible or intangible technical information that is subject to U.S. export regulations, including blueprints, plans, diagrams, models, formulae, tables, engineering designs and specifications, manuals and instructions.) These laws and regulations may include, but are not limited to, the Export Administration Regulations (15 CFR 730-774), the International Traffic in Arms Regulations (22 CFR 120-130) and the various economic sanctions regulations administered by the U.S. Department of the Treasury (31 CFR 500-600).

Among other things, these laws and regulations prohibit or require a license for the export or retransfer of certain commodities and technical data to specified countries, entities and persons. Eidos hereby gives written assurance that it will comply with, and will cause its Affiliates and sublicensees to comply with all United States export control laws and regulations, that it bears sole responsibility for any violation of such laws and regulations by itself or its Affiliates or sublicensees, and that it will indemnify, defend and hold Stanford harmless for the consequences of any such violation.

12.	MARKING

To the extent required by the applicable patent marking laws, (i) before any Licensed Patent issues, Eidos will mark Licensed Product with the words “Patent Pending.”, and (ii) otherwise, Eidos will mark Licensed Product claimed by an issued Licensed Patent(s) with the number of such issued Licensed Patent(s).

13.	STANFORD NAMES AND MARKS

Eidos will not use (i) Stanford’s name or other trademarks, (ii) the name or trademarks of any organization related to Stanford, or (iii) the name of any Stanford faculty member, employee, student or volunteer without the prior written consent of Stanford. Permission may be withheld at Stanford’s sole discretion. This prohibition includes, but is not limited to, use in press releases, advertising, marketing materials, other promotional materials, presentations, case studies, reports, websites, application or software interfaces, and other electronic media. Notwithstanding the foregoing, Eidos may, without prior permission of Stanford, reasonably utilize Stanford’s name in statements of fact (provided such statements do not imply endorsement of Eidos’s products), in legal proceedings, patent filings, and regulatory filings. In addition, Dr. Isabella Graef may be identified as a Stanford faculty member as part of biographical statements.

14.	PROSECUTION AND PROTECTION OF PATENTS

14.1	Patent Prosecution.

(A)	Following the Effective Date and subject to Stanford’s approval, not to be unreasonably withheld, delayed or conditioned, Eidos will be responsible for Patent Matters. Eidos will use its commercially reasonable efforts with respect to the Patent Matters and in doing so will act in good faith irrespective of other patents, patent applications, or other rights that Eidos may possess. Eidos will notify Stanford before taking any substantive actions in prosecuting the claims, and Stanford will have final approval on how to proceed with any such actions. To aid Eidos in this process, Stanford will provide information, execute and deliver documents and do other acts as Eidos shall reasonably request from time to time. If Stanford at any time believes that Eidos has failed to satisfy the standards of this Section 14.1(A), it may, upon 30 days’ notice, terminate this Section 14.1(A) unless Eidos cures such failure within such 30 day period.

(B)	[*****] will reimburse [*****] for [*****] reasonable costs incurred in complying with [*****] under subsection (A) above. Stanford and Eidos agree that Stanford is the client of record for the attorney prosecuting the Licensed Patents and agree to have Appendix C fully executed by the appropriate parties upon execution of this Agreement. At Stanford’s request, Eidos will provide all information and assistance reasonably requested by Stanford to ensure that Licensed Patent is as extensive as possible. If Stanford has terminated Section 14.1(A), any agreement in the form of Appendix C will be deemed to be amended immediately without prior action by any party to revise Appendix C, Section 1 to require the Firm (as defined in Appendix C) to interact directly with Stanford only.

14.2	Patent Costs. Within 30 days after receiving a statement from [*****], [*****] will reimburse [*****]

(A)	$[*****] to offset Licensed Patent’s patenting expenses, including any interference or reexamination matters, incurred by [*****] before [*****], to be paid within 30 days of the Effective Date;

(B)	for all Licensed Patent’s patenting expenses, including any interference or reexamination matters, incurred by [*****] after [*****]. In all instances, [*****] must preapprove all patent expenses, such approval not to be unreasonably withheld, delayed or conditioned, and [*****] will pay the fees prescribed for large entities to the United States Patent and Trademark Office.

14.3	Infringement Procedure. Eidos will promptly notify Stanford if it believes a third party infringes a Licensed Patent or if a third party files a declaratory judgment action with respect to any Licensed Patent. During the Exclusive term of this Agreement and if Eidos is developing Licensed Product, Eidos may have the right to institute a suit against or defend any declaratory judgment action initiated by this third party as provided in Section 14.4 through and including Section 14.8.

14.4

Stanford Suit. If Eidos does not exercise its first right pursuant to Section 14.6 or the Parties do not agree to enter into a joint action pursuant to Section 14.5, then Stanford shall have the first right to institute suit, and may name Eidos as a party for standing

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

purposes. If Stanford decides to institute suit, it will notify Eidos in writing. If Eidos does not notify Stanford in writing that it desires to jointly prosecute the suit within 15 days after the date of the notice, Eidos will assign and hereby does assign to Stanford all rights, causes of action, and damages resulting from the alleged infringement. Stanford will bear the entire cost of the litigation and, following reimbursement of any legal fees, pre-approved by Stanford, incurred by Eidos in cooperating with such action by Stanford, Stanford will retain the entire amount of any recovery or settlement.

14.5	Joint Suit. If Stanford and Eidos so agree, they may institute suit or defend the declaratory judgment action jointly. If so, they will:

(A)	prosecute the suit in both their names;

(B)	bear the out-of-pocket costs equally;

(C)	share any recovery or settlement equally; and

(D)	agree how they will exercise control over the action.

14.6	Eidos Suit. Eidos shall have the first right to institute and prosecute a suit or defend any declaratory judgment action so long as it conforms with the requirements of this Section and Eidos is diligently using commercially reasonable efforts in developing or selling Licensed Product. Eidos will diligently pursue the suit and Eidos will bear the entire cost of the litigation, including expenses and counsel fees incurred by Stanford. Eidos will keep Stanford reasonably apprised of all developments in the suit, and will seek Stanford’s input and approval on any substantive submissions or positions taken in the litigation regarding the scope, validity and enforceability of the Licensed Patent. Eidos will not prosecute, settle or otherwise compromise any such suit in a manner that adversely affects Stanford’s interests without Stanford’s prior written consent. Stanford may be named as a party only if

(A)	Eidos’s and Stanford’s respective counsel recommend that such action is necessary in their reasonable opinion to achieve standing;

(B)	Stanford is not the first named party in the action; and

(C)	the pleadings and any public statements about the action state that Eidos is pursuing the action and that Eidos has the right to join Stanford as a party.

14.7	Recovery. If Eidos sues under Section 14.6, then any recovery in excess of any litigation costs and fees will be shared with Stanford as follows:

(A)	any payment for past sales will be deemed Net Sales, and Eidos will pay Stanford royalties at the rates specified in Section 7.8;

(B)	any payment for future sales will be deemed a payment under a Sublicense, and royalties will be shared as specified in Article 4; and

(C)	Eidos and Stanford will negotiate in good faith appropriate compensation to Stanford for any non-cash settlement or non-cash cross-license.

14.8	Abandonment of Suit. If either Stanford or Eidos commences a suit and then wants to abandon the suit, it will give timely notice to the other party. The other party may continue prosecution of the suit after Stanford and Eidos agree on the sharing of expenses and any recovery in the suit.

15.	TERMINATION

15.1	Termination by Eidos. Eidos may terminate this Agreement by giving Stanford written notice at least 30 days in advance of the effective date of termination selected by Eidos.

15.2	Termination by Stanford.

(A)	Stanford may also terminate this Agreement if Eidos:

(1)	is delinquent on any report or payment under this Agreement;

(2)	is not diligently using commercially reasonable efforts in developing and commercializing Licensed Product (directly or through an Affiliate or sublicensee);

(3)	misses a milestone described in Appendix A, provided that parties have completed the process set forth in Section 6.1

(4)	is in material breach of any material provision of this Agreement; or

(5)	knowingly provides any false report to Stanford under this Agreement.

(B)	Termination under this Section 15.2 will take effect 30 days after written notice by Stanford unless Eidos remedies the problem in that 30-day period.

15.3	Surviving Provisions. Surviving any termination or expiration are:

(A)	Eidos’s obligation to pay royalties accrued or accruable;

(B)	any claim of Eidos or Stanford, accrued or to accrue, because of any breach or default by the other party; and

(C)	the provisions of Section 19.1 and Articles 8, 9, and 10 and any other provision that by its nature is intended to survive.

16.	CHANGE OF CONTROL AND ASSIGNMENT

16.1	Change of Control. If there is a Change of Control, Eidos will pay Stanford a fee of $250,000 (“Change of Control Fee”) within thirty (30) days of assignment of this Agreement per Section 16.2.

16.2	Conditions of Assignment under Change of Control. Eidos may assign this Agreement as part of a Change of Control upon prior and complete performance of the following conditions:

(A)	Eidos must give Stanford 30 days prior written notice of the assignment, including the new assignee’s contact information; and

(B)	the new assignee must agree in writing to Stanford to be bound by this Agreement; and

(C)	Stanford must have received the full Change of Control Fee.

16.3	Other Permitted Assignment by Eidos. Subject to Section 16.4, Eidos may assign this Agreement to an Affiliate, provided that Eidos gives Stanford prompt written notice thereof.

16.4	After the Assignment. Upon a permitted assignment of this Agreement pursuant to this Article 16, Eidos will be released of liability under this Agreement and the term “Eidos” in this Agreement will mean the assignee.

16.5	Bankruptcy. In the event of a bankruptcy or insolvency, assignment is permitted only to a party that can provide adequate assurance of future performance, including diligent development and sales of Licensed Product.

16.6	Nonassignability of Agreement. Except in conformity with Sections 16.2, 16.3 and 16.5, this Agreement is not assignable by Eidos under any other circumstances and any attempt to assign this Agreement by Eidos is null and void.

17.	DISPUTE RESOLUTION

17.1	Dispute Resolution by Arbitration. Any dispute between the parties regarding any payments made or due under this Agreement will be settled by confidential arbitration in accordance with the JAMS Arbitration Rules and Procedures. The parties are not obligated to settle any other dispute that may arise under this Agreement by arbitration.

17.2	Request for Arbitration. Either party may request such arbitration. Stanford and Eidos will mutually agree in writing on a third party arbitrator within 30 days of the arbitration request. The arbitrator’s decision will be final and nonappealable and may be entered in any court having jurisdiction.

17.3	Discovery. The parties will be entitled to discovery as if the arbitration were a civil suit in the California Superior Court. The arbitrator may limit the scope, time, and issues involved in discovery.

17.4	Place of Arbitration. The arbitration will be held in Stanford, California unless the parties mutually agree in writing to another place.

17.5	Patent Validity. Any dispute regarding the validity of any Licensed Patent shall be litigated in the courts located in Santa Clara County, California, and the parties agree not to challenge personal jurisdiction in that forum.

18.	NOTICES

18.1	Legal Action. Eidos will provide written notice to Stanford at least three months prior to bringing an action seeking to invalidate any Licensed Patent or a declaration of non-infringement. Eidos will include with such written notice an identification of all prior art it believes invalidates any claim of the Licensed Patent.

18.2	All Notices. All notices under this Agreement are deemed fully given when written, addressed, and delivered (with delivery confirmed in writing) as follows:

All general notices to Eidos are mailed to:

Eidos Therapeutics, Inc.

[*****]

With a copy, which shall not constitute notice, to:

Barbara A. Kosacz

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

All financial invoices to Eidos (i.e., accounting contact) are e-mailed to:

Mamoun Alhamadsheh

[*****]

All progress report invoices to Eidos (i.e., technical contact) are e-mailed to:

Mamoun Alhamadsheh

[*****]

All general notices to Stanford are e-mailed or mailed to:

Office of Technology Licensing

3000 El Camino Real

Building 5, Suite 300

Palo Alto, CA 94306-2100

[*****]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

All payments to Stanford are mailed to:

Stanford University

Office of Technology Licensing

Department #44439

P.O. Box 44000

San Francisco, CA 94144-4439

All progress reports to Stanford are e-mailed or mailed to:

Office of Technology Licensing

3000 El Camino Real

Building 5, Suite 300

Palo Alto, CA 94306-2100

[******]

Any notice related to Section 7.4 or Section 7.5 (Stanford Purchase Rights) shall be copied concurrently to [*****]

Either party may change its address with written notice to the other party.

19.	MISCELLANEOUS

19.1	Confidentiality. Stanford shall maintain the terms of this Agreement as well as the reports and any information provided by Eidos to Stanford hereunder, including information provided pursuant to Sections 4.5, 6.2, 7.2, 7.4, 7.5, 8.1, 8.3, 8.5, 8.7 and 10.1, Articles 15 and 17, and Appendix A of this Agreement, in confidence and not disclose such information or reports to any third party, except as required by law. Stanford shall not use such information except in accordance with the terms of this Agreement and for Stanford’s internal reporting purposes. Stanford’s obligation of confidentiality hereunder shall be fulfilled by using at least the same degree of care with Eidos’s confidential information as Stanford uses to protect its own confidential information. Stanford shall have no obligation hereunder to refrain from disclosing or using the following:

(A)	Information that, at the time of disclosure, is generally available to the public;

(B)	Information that becomes part of the public domain or publicly known or available by publication or otherwise, not due to any unauthorized act or omission on the part of Stanford;

(C)	Information that is disclosed to the Stanford by third parties who was not under a duty of confidentiality to Eidos;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

(D)	Information that has been independently developed by Stanford without use of or reference to information provided by Eidos; and

(E)	Information that is required to be disclosed by a court of competent jurisdiction.

19.2	Waiver. No term of this Agreement can be waived except by the written consent of the party waiving compliance.

19.3	Choice of Law. This Agreement and any dispute arising under it is governed by the laws of the State of California, United States of America, applicable to agreements negotiated, executed, and performed within California.

19.4	Entire Agreement. The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject hereof. This Agreement may not be amended except by writing executed by authorized representatives of both parties. No representations or statements of any kind made by either party, which are not expressly stated herein, will be binding on such party.

19.5	Exclusive Forum. The state and federal courts having jurisdiction over Stanford, California, United States of America, provide the exclusive forum for any court action between the parties relating to this Agreement. Eidos submits to the jurisdiction of such courts, and waives any claim that such a court lacks jurisdiction over Eidos or constitutes an inconvenient or improper forum.

19.6	Headings. No headings in this Agreement affect its interpretation.

19.7	Force Majeure. Neither party shall be held liable to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, earthquakes or other acts of god, or acts, generally applicable action or inaction by any governmental authority, or omissions or delays in acting by the other party, or unavailability of materials related to the manufacture of Licensed Products. The affected party shall notify the other party in writing of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake and continue diligently all reasonable efforts necessary to cure such force majeure circumstances or to perform its obligations in spite of the ongoing circumstances.

19.8	Electronic Copy. The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

The parties execute this Agreement in duplicate originals by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Signature:	/s/ Mona Wan
Name:	Mona Wan
Title:	Associate Director
Date:	4/15/2016

EIDOS THERAPEUTICS

Signature:	/s/ Mamoun Alhamadsheh
Name:	Mamoun Alhamadsheh
Title:	Professor
Date:	Apr 12, 2016

Appendix A - Milestones

Business Milestones

1.	Eidos has already provided Stanford a preliminary business plan. By [*****], Eidos will provide Stanford a detailed document covering Eidos’s plans as to projected product development, markets and sales forecasts, manufacturing and operations, and financial forecasts until [*****] (“Business Plan”). Stanford will treat this Business Plan as confidential information and protect it as Stanford would its own confidential information.

2.	By [*****], Eidos will have $[*****] of available non-contingent, operating capital to proceed with the exploration and development of Licensed Product. Capital will be from a third party who may or may not be an investor in Eidos and unused capital will be on deposit at [*****].

3.	By [*****], Eidos will provide to Stanford a listing of the management team or a schedule for the recruitment of key management positions.

Development Milestones

1.	By [*****], Eidos will commence scale-up of AG-10 to undertake [*****] and [*****].

2.	By [*****], Eidos will commence a [*****]

By [*****] the parties will agree on additional development milestones in writing. The parties will revisit the milestones in good faith after every Progress Report is submitted pursuant to Section 6.2 in light of the development results to date. If there are changes to the milestones, they will be mutually agreed to in writing.

1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Appendix B – Sample Reporting Form

Stanford Docket No. S09-398

This report is provided pursuant to the license agreement between Stanford University and Eidos

License Agreement Effective Date:

Name(s) of Licensed Products being reported:

Report Covering Period
Yearly Maintenance Fee	$
Number of Sublicenses Executed
Gross Revenue
U.S. Gross Revenue	$
Non-U.S. Gross Revenue	$
Net Sales
U.S. Net Sales	$
Non-U.S. Net Sales	$
Royalty Calculation
Royalty Subtotal	$
Credit	$
Royalty Due	$

Comments:

Appendix C – Client and Billing Agreement

The Board of Trustees of the Leland Stanford Junior University (“STANFORD”); and Eidos, a Corporation of the State of _____________, with a principal place of business at ______________, (“Eidos”); have agreed to use the law firm of _____________________ (“FIRM”) to prepare, file and prosecute the pending patent applications listed in Exhibit A attached hereto and maintain the patents that issue thereon (“Patents”).

WHEREAS, FIRM desires to perform the legal services related to obtaining and maintaining the Patents; and

WHEREAS, STANFORD remains the client of the FIRM; and

WHEREAS, Eidos is the licensee of STANFORD’s interest in the Patents;

NOW THEREFORE, in consideration of the premises and the faithful performance of the covenants herein contained, IT IS AGREED:

1. FIRM can interact directly with Eidos on all patent prosecution matters related to the Patents and will copy STANFORD on all correspondence. STANFORD will be notified by FIRM prior to any substantive actions and will have final approval on proceeding with such actions. In addition, as prosecution proceeds, FIRM will notify STANFORD if there is any change in inventorship from the originally filed application.

2. [*****] is responsible for the payment of all charges and fees by FIRM related to the prosecution and maintenance of the Patents. FIRM will invoice [*****] and [*****] must pay FIRM directly for all charges. If [*****] requests, [*****] will be copied on all invoices and payments. FIRM must inform [*****] within 90 days if the licensee is delinquent on payment. Otherwise, [*****] will not be responsible for those expenses.

3. Notices and copies of all correspondence should be sent to the following:

To Eidos:

Name, Title

Eidos

Address

To STANFORD:

Name

Office of Technology Licensing

Stanford University

3000 El Camino Real

Building 5, Suite 300

Palo Alto, CA 94306-2100

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

To FIRM:

Edward J. Baba

Bozicevic, Field & Francis LLP

235 Montgomery St, 29th Floor

San Francisco, CA 94104

4. The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

ACCEPTED AND AGREED TO:

STANFORD

By:

Name:

Title:

Date:

Eidos

By:

Name:

Title:

Date:

Law Firm Name

By:

Name:

Title:

Date:

Exhibit A

Stanford patent applications:

[*****]

and any foreign patent application corresponding thereto, and any divisional, continuation, or reexamination application, extension, and each patent that issues or reissues from any of these patent applications.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

S09-398 · CKC	AMENDMENT	09/22/2017

AMENDMENT No 1

TO THE

LICENSE AGREEMENT EFFECTIVE THE 10TH DAY OF April 2016

BETWEEN

STANFORD UNIVERSITY

AND

EIDOS THERAPEUTICS, INC.

Effective the 25th day of September 2017, THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY (“Stanford”), an institution of higher education having powers under the laws of the State of California, and Eidos Therapeutics, Inc. (“Eidos”), a corporation having a principal place of business at 421 Kipling Street, Palo Alto, CA 94301, agree as follows:

1.	BACKGROUND

Stanford and Eidos are parties to a License Agreement effective the 10th day of April 2016 (“Original Agreement”) covering an invention entitled “Novel transthyretin aggregation inhibitors,” disclosed in Stanford docket S09-398, from the laboratory of Dr. Isabella Graef.

Stanford and Eidos wish to amend the Original Agreement to update diligence milestones set forth in Appendix A to the Original Agreement.

2.	AMENDMENT

Appendix A to the Original Agreement is hereby amended and restated in its entirety to read as set forth in Appendix A to this Amendment.

3.	OTHER TERMS

3.1	Stanford acknowledges that Eidos has met each of the milestones set forth in Appendix A to the Original Agreement and that Eidos has complied with its obligations under Article 6 of the Original Agreement through the effective date of this Amendment.

3.2	Except as expressly amended herein, all other terms of the Original Agreement remain unchanged and in full force and effect.

S09-398 · CKC	AMENDMENT	09/22/2017

3.3	The parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used. The parties further waive any right to challenge the admissibility or authenticity of this document in a court of law based solely on the absence of an original signature.

3.4	This Amendment and any dispute arising under it is governed by the laws of the State of California, applicable to agreements negotiated, executed and performed within California.

The parties execute this Amendment No 1 by their duly authorized officers or representatives.

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Signature:	/s/ Mona Wan
Name:	Mona Wan
Title:	Associate Director
Date:	Sep 22, 2017

EIDOS THERAPEUTICS, INC.

Signature:	/s/ Neil Kumar
Name:	Neil Kumar
Title:	CEO
Date:	Sep 22, 2017

S09-398 · CKC	AMENDMENT	09/22/2017

Appendix A—Milestones

Since the execution of the Exclusive License Agreement in April 2016, Eidos has achieved the following significant milestones and fulfilled each of the business diligence milestones 1-3 and each of the development milestones 1 and 2 set forth in Appendix A to the Original Agreement.

1.	Eidos has provided Stanford a preliminary development plan for AG10 for familial amyloid cardiomyopathy and wild-type TTR amyloidosis. The executive summary includes development path and costs, market estimates, and management team members.

2.	Eidos has raised over $1,000,000 of available non-contingent, operating capital to proceed with the exploration and development of Licensed Product: BridgeBio has invested $4M between April 2016 and Jan 2017.

3.	Eidos has commenced scale-up of AG-10 to undertake [*****]. Also, Eidos has begun a [*****]

Moving forward, Eidos agrees to the following diligence milestone obligations:

1.	By [*****], Eidos will have achieved:

[*****]

2.	By [*****], Eidos will have initiated:

[*****]

3.	By [*****], Eidos will have completed [*****]

4.	By [*****], Eidos will [*****]

By [*****], the parties will agree on additional milestones in writing. The parties will revisit the milestones in good faith after every Progress Report is submitted pursuant to Section 6.2 in light of the development results to date. If there are changes to the milestones, they will be mutually agreed to in writing.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.